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                                                                    Exhibit 3.25

                          CERTIFICATE OF INCORPORATION
                                       OF
                          THERMADYNE RECEIVABLES, INC.

     I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "CORPORATION") under the General Corporation Law of the State of Delaware "DGCL,"), do hereby adopt the following Certificate of incorporation for the Corporation;

     FIRST: The name of the Corporation is Thermadyne Receivables, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following business and financial activities:

               (a) to purchase or otherwise acquire from Clarke (as defined below), and to hold, own, sell, assign, transfer or pledge or to hold, own, sell, assign, transfer or pledge interests in, or interests in pools of, any right of the Corporation. Clarke or the Sellers (as defined below) to payment, whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, arising from the Receivables (as defined in the Receivables Purchase and Sale Agreement (as defined below)); and to enter into agreements and other documents in connection with the foregoing;

               (b) to borrow money and otherwise incur indebtedness to facilitate any activity authorized herein and to pledge or otherwise grant security interests in Receivables and its other assets to secure Such indebtedness;

               (c) to enter into any agreement relating to any Receivables that provides for the administration, servicing and collection of amounts due on such Receivables, including, without limitation, agreements relating to data processing services and capability;

               (d) to lend or otherwise invest proceeds from Receivables and other income as determined by the Corporation's board of directors in accordance with the contractual agreements to which the corporation is subject;

               (e) without limiting the generality of any of the foregoing, to execute, deliver and perform the Receivables Purchase and Sale Agreement (as defined below) and the Receivables Participation Agreement (as defined below) and any and all other documents (including, without limitation, financing statements and other documents under the Uniform Commercial Code) contemplated thereby or in connection therewith;

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               (f)   to issue capital stock providers for herein and any other
          securities deemed appropriate by its officers; and

               (g) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation law of the State of Delaware, provided that such act, activity or power is related or incidental to and necessary, appropriate or convenient for the accomplishment of the purposes specified in CLAUSES (A) THROUGH (Q) above.

     As used in this Certificate of Incorporation, (i) the terms "RECEIVABLES PURCHASE AND SALE AGREEMENT" means a certain Receivables Purchase Agreement to be entered into among the Corporation, Clarke Industries, Inc. ('Clarke") and Thermadyne Holdings Corporation, providing for the acquisition by the Corporation of certain Receivables from Clarke and certain other matters, as such may be amended or modified from time to time; (ii) the term "RECEIVAB1ES PARTICIPATION AGREEMENT" means a certain Receivables Participation Agreement to be entered into among the Corporation sad NationsBank of Virginia, NA., as Trustee, providing for the transfer of interests in Receivables by the Corporation to the Trustee, the servicing of such Receivables and certain other matters, as such may be amended or modified from time to time; and (iii) the term "SELLERS" has the meaning assigned to such term in the Receivables Purchase Agreement.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stack.

     FIFTH: The name of the incorporator at the Corporation is C. Craig Lilly, and the mailing address of such incorporator is 100 Crescent Court, Suite 1300, Dallas, Texas 75201.

     SIXTH: The number at directors constituting the initial board of directors is three (3), and the name and mailing address of the persons who is to servo as director until the first annual meeting at stockholders or until his successor is elected and qualified is as follows:

            James N. Mills                101 South Hanley Road, Suite 300
                                          St. Louis, Missouri 63105

            Randall E. Curran             101 South Hanley Road, Suite 300
                                          St. Louis, Missouri 63105

            Andrew L. Stidd               c/o Lord Securities Corporation
                                          2 Wall Street
                                          New York, New York 10005

     SEVENTH: Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide.

     EIGHTH: The directors of the Corporation shell have the power to adopt, amend, and repeal the by-laws of the Corporation.

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     NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) or other organization in which one or more of its director, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participate in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if; (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the materiel facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction

     TENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, so1e proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit at any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the ob1igations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the sane exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of

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defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative. any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for Liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 or the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. My repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

     TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

     THIRTEENTH: A. Notwithstanding any other provision of this Certificate of incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) receiving prior written confirmation from each nationally recognized rating agency which has beet requested by the Corporation or any of its affiliates to rate those certain certificates (collectively, the "CERTIFICATES") to be issued pursuant to the terms of the Receivables Participation Agreement (such rated Certificates being "Rated Instruments") and which is then rating such Rated Instruments, that any such action taken by the Corporation will not adversely effect upon the rating of such Rated Instruments, and (ii) if no nationally recognized rating agency is rating the Certificates, without the approval of the Independent Director referred to below, do any of the following:

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               (a)   amend this Certificate of Incorporation:

               (b) incur any indebtedness for borrowed money, or assume or guaranty any indebtedness of any other Person, other than (A) indebtedness incurred in connection with the Certificates; and (B) indebtedness incurred in connection with the acquisition or any Receivable (as defined in the Receivables Participation Agreement) or otherwise permitted by the Receivables Participation Agreement; or

               (c) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to an entity; PROVIDED, that if there shall not be an Independent Director of the type required by Article Fourteenth then in office and acting and no nationally recognized rating agency is rating the Certificates, none of the above actions shall be taken until a director meeting the requirements of Article Fourteenth shall have been elected and shall have approved the same.

          B. Notwithstanding any other provision of this Certificate of Incorporation, without the affirmative vote of 100% of the members of the Board of Directors of the Corporation, the Corporation shall not institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action; PROVIDED that if there shall not be a director of the type required by Article Fourteenth then in office and acting, a vote on any matter set forth in this Part B of Article Thirteen hereof shall not be taken unless and until a director meeting the requirements of Article Fourteenth shall have been elected.

     FOURTEENTH: A. The Board of Directors of the Corporation shall at all times include not less than one (1) Independent Director. When voting on matters subject to the vote of the Board of Directors, including those matters specified in Article Thirteenth hereof, the Independent Director shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation as a whole. No director required by this Article Fourteenth shall be a trustee in bankruptcy for any affiliate of the Corporation.

          B. The Independent Director serving pursuant to the requirements of this Article Fourteenth shall not, with regard to any matter described in Article Thirteenth, owe a fiduciary duty or other obligation to the stockholders of the Corporation (except as may specifically be required the statutory law of any applicable jurisdiction); instead such Independent Director's fiduciary duty or other obligations with regard to any matter described in Article Thirteenth shall be owed to the Corporation taken as a whole, including, the Corporation's creditors. Every stockholder of the Corporation shall be deemed to have consented to the foregoing by virtue of such stockholders purchase of shares of capital stock of

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the Corporation, and no further act or deed of any stockholder shall be required to evidence such consent.

          C. As used in this Certificate of Incorporation, the following terms shall have the meanings set forth below:

     An "AFFILIATE" of a Person, or Person "AFFILIATED WITH," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.

     "ASSOCIATE," when used to indicate a relationship with any person, means
(A) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity.

     The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed to control another Person solely because he or she is a director of such other Person.

     "INDEPENDENT DIRECTOR(S)" means any individual (i) who is not and has not been within the five (5) years immediately prior to such individual's appointment as an Independent Director (and is not and has not for five (5) years been an Associate, as defined below, of): (A) employed by an affiliate of the Corporation as a director, officer or employee (B) an advisor or consultant to an affiliate of the Corporation; (C) affiliated with a customer (other than an individual purchaser of retail items) or supplier of an affiliate of the Corporation; (D) affiliated with a company which is a customer or supplier of art affiliate of the Corporation (E) a party to a personal services contract(s) with an affiliate of the Corporation; (F) affiliated with a tax-exempt entity that receives significant contributions from an affiliate of the Corporation;
(G) the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of any number of shares of any classes of common stock, or partnership interest, of an affiliate of the Corporation; (ii) a spouse, parent, sibling, child, uncle, aunt, grandfather, grandmother, niece, nephew or cousin of any Person described in (i) (A) through (G); or (iii) a creditor of an affiliate of the Corporation.

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

     A "SUBSIDIARY" of a Person means any corporation, partnership, joint venture or other enterprise, at least 50% of the equity interests of which are owned, directly or indirectly through one or more other subsidiaries, by such Person.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is

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my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 20th day of December, 1994.


                                   /s/ C. Craig Lilly
                                 ------------------------
                                 C. Craig Lilly

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